EXHIBIT A

JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and any subsequent amendments thereto, and have duly executed this joint filing agreement as of the date set forth below.

Dated: February 25, 2026

Oaktree Value Opportunities Fund Holdings, L.P.

By: Oaktree Value Opportunities Fund GP, L.P.
Its: General Partner

By: Oaktree Value Opportunities Fund GP Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

	By:	/s/ Henry Oren
Name: Henry Oren
Title: Managing Director

OCM Opps GTM Holdings, LLC

By: Oaktree Fund GP, LLC
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: Managing Member

	By:	/s/ Henry Oren
Name: Henry Oren
Title: Managing Director

Oaktree Phoenix Investment Fund L.P.

By: Oaktree Phoenix Investment Fund GP, L.P.
Its: General Partner

By: Oaktree Phoenix Investment Fund GP, Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

	By:	/s/ Henry Oren
Name: Henry Oren
Title: Managing Director

Oaktree Opportunities Fund Xb Holdings (Delaware), L.P.

By: Oaktree Fund GP, LLC
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By:	/s/ Henry Oren
Name: Henry Oren
Title: Managing Director

Oaktree Capital Holdings, LLC

By:	/s/ Henry Oren
Name: Henry Oren
Title: Managing Director

Oaktree Capital Group Holdings, LLC

By:	/s/ Henry Oren
Name: Henry Oren
Title: Managing Director